Exhibit 10.35

FIRST AMENDMENT TO THE STYRON US HOLDING, INC.

EMPLOYMENT AGREEMENT

This First Amendment to the Styron US Holding, Inc. Employment Agreement (this “Amendment”), dated as of January 17, 2014 (the “Amendment Date”), is entered into by and between Styron US Holding, Inc. (the “Company”) and Martin Pugh (“Executive”).

WHEREAS, Executive is employed by the Company pursuant to an Styron US Holding, Inc. Employment Agreement, dated March 1, 2013 (the “Agreement”);

WHEREAS, Section 23 of the Agreement provides that the Agreement may be modified by a written instrument executed by Executive and the Company; and

WHEREAS, Executive and the Company desire to amend the Agreement to provide Executive with a retirement allowance in the amount of 250,000 CHF (Swiss francs) at the end of the month in which he turns age 65.

NOW, THEREFORE, in consideration of the above premises, the parties hereto, intending to be legally bound, hereby amend the Agreement as follows, effective as of the Amendment Date:

1.	Section 6 of the Agreement is amended by adding the following subsection (g) to the end thereof:

“(g)	RETIREMENT ALLOWANCE. The Executive shall be eligible to receive, and the Company shall pay the Executive, a lump sum payment equal to the Retirement Allowance (as defined below) within thirty (30) days following the earlier of (i) February 28, 2018 (i.e., the end of the month in which he attains age sixty-five (65)), or (ii) the date the Executive ceases to be employed by the Company and its subsidiaries for any reason (or no reason).

For purposes of this Section 6(g), “Retirement Allowance” shall mean an amount equal to (i) 250,000 CHF (Swiss francs), multiplied by (ii) a fraction, the numerator of which is the number of days he was employed hereunder between March 1, 2013 and February 28, 2018, and the denominator of which is the total number of days between March 1, 2013 and February 28, 2018.”

2.	In all other respects, the provisions of the Agreement are hereby ratified and confirmed, and they shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day first above written.

STYRON US HOLDING, INC.:		EXECUTIVE:

By:	/s/ Christopher Pappas	/s/ Martin Pugh
	Christopher Pappas, President and CEO	Martin Pugh